UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 30, 2019

New Residential Investment Corp.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

001-35777	45-3449660
(Commission File Number)	(IRS Employer Identification No.)

1345 Avenue of the Americas, 45th Floor New York, New York	10105
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (212) 479-3150

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol:	Name of each exchange on which registered:
Common Stock, $0.01 par value per share	NRZ	New York Stock Exchange
7.50% Series A Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock	NRZ PR A	New York Stock Exchange
7.125% Series B Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock	NRZ PR B	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On August 30, 2019, September 4, 2019, September 5, 2019 and September 6, 2019, New Residential Investment Corp., a Delaware corporation (the “Company”), amended its “stalking-horse” Asset Purchase Agreement (the “APA”) dated as of June 17, 2019, with Ditech Holding Corporation, a Maryland corporation (“Holding”), and Ditech Financial LLC, a Delaware limited liability company (“Financial” and together with Holding, the “Sellers” and each a “Seller”) by entering into, respectively, Amendment No. 2 to the APA, Amendment No. 3 to the APA, Amendment No. 4 to the APA and Amendment No. 5 to the APA (together, the “Amendments”).  The Amendments had the effect of (i) extending the date by which the Company may terminate the APA pursuant to Section 8.1(c)(vi) of the APA to September 9, 2019 at 11:59 p.m. Eastern Time and (ii) extending the milestone date by which the Confirmation Order (as defined in the APA) must be entered to September 9, 2019.

The foregoing descriptions of the Amendments do not purport to be complete and are qualified in their entirety by reference to the full texts of the Amendments, which will be filed in the time period prescribed by the rules of the Securities and Exchange Commission.

Forward Looking Statements

Certain information in this Current Report on Form 8-K constitutes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, the risks relating to the APA and the Amendments, including in respect of the satisfaction of closing conditions and the timing thereof; unanticipated difficulties financing the APA and the Amendments; unexpected challenges related to the integration of the Sellers’ businesses and operations; changes in general economic and/or industry specific conditions; difficulties in obtaining governmental and other third party consents in connection with the APA and the Amendments; unanticipated expenditures relating to or liabilities arising from the APA, the Amendments or the acquired businesses; the Sellers’ ability to service MSRs pursuant to agreements entered into in connection with the APA and the Amendments; uncertainties as to the timing of the APA and the Amendments; litigation or regulatory issues relating to the APA and the Amendments, the Sellers, the Company or the acquired businesses; the impact of the APA and the Amendments on relationships with, and potential difficulties retaining, employees, customers and other third parties; and the inability to obtain, or delays in obtaining, expected benefits from the APA and the Amendments. These statements are not historical facts. They represent management’s current expectations regarding future events and are subject to a number of risks and uncertainties, many of which are beyond our control, which could cause actual results to differ materially from those described in the forward-looking statements. Accordingly, you should not place undue reliance on any forward-looking statements contained herein. In addition, risks and uncertainties to which the Sellers’ businesses are subject could affect the APA and the Amendments and, following the closing of the APA, the Company may be subject to such risks and uncertainties (including certain risks and uncertainties that currently apply to the Company and certain new risks and uncertainties applicable to the Sellers). Forward-looking statements contained herein speak only as of the date of this Current Report on Form 8-K, and the Company expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with regard thereto or change in events, conditions or circumstances on which any statement is based.  For a discussion of some of the risks and important factors that could affect such forward-looking statements, see the sections entitled “Cautionary Statements Regarding Forward Looking Statements,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s annual and quarterly reports filed with the SEC, which are available on the Company’s website (www.newresi.com).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEW RESIDENTIAL INVESTMENT CORP.
(Registrant)

/s/ Nicola Santoro, Jr.
Nicola Santoro, Jr.
Chief Financial Officer

Date:  September 6, 2019